Exhibit 99.1

Worksport Announces Strong Solar Panel Supply Partner for SOLIS, Focusing On Bringing SOLIS Solar Cover and COR Battery System To Market

West Seneca, N.Y. September 7, 2023, Worksport (Nasdaq: WKSP; WKSPW) is elated to announce that it has found a top-tier solar panel provider for its highly anticipated SOLIS Solar Tonneau Cover. This partner is renowned for their state-of-the-art solar panels and underlying technology. A supply partner will help set a new standard in renewable energy tech for vehicles and to provide the most durable and highest quality flexible solar panels. With this supply partner for SOLIS, the Company is demonstrating its unwavering commitment to pioneering sustainable technological solutions.

The sample solar panels presented to Worksport and tested in Worksport’s SOLIS Solar Cover epitomize resilience and innovation. Adhering to rigorous environmental and structural standards, these panels incorporate high-quality components for extended durability. Designed to withstand wind, water, and direct impact, they showcase versatility and resilience in all tested elements and extreme weather, use case scenarios. Featuring corrosion-resistant structures and a marine-engineered photovoltaic module with a long lifespan, they also boast UV resistance and superior flexibility. This top-tier partner underscores Worksport’s dedication to blending excellence with sustainability.

The SOLIS Solar Cover, complemented by the trailblazing COR battery system, has already piqued the interest of multiple automotive manufacturers, notably including Hyundai’s North American design, technology, and engineering division, as per an earlier press release. This game-changing innovation would not only augment the mileage of electric pickup trucks in synergy with Worksport but also empower conventional pickup trucks with solar-driven remote power. This energy, meticulously stored in the COR battery system, positions Worksport at the forefront of automotive green energy integration.

“Our relentless pursuit of excellence transcends product development. By aligning with the best solar panel provider in the industry, we aim to offer our consumers unparalleled energy efficiency and usability. The SOLIS Solar Cover is not just a product, but a movement towards a greener future,” highlighted CEO Steven Rossi at Worksport.

In the wake of launching hard-folding tonneau cover production at Worksport’s U.S. manufacturing facility, as recently reported, coupled with millions of dollars in initial purchase orders, the Company is on a trajectory of exponential growth. Bolstered by encouraging revenue figures, Worksport is now focused on enhancing production line efficiency. The Company’s ambitious roadmap includes the expansion of the facility with additional assembly lines, thus providing an opportunity to expand its production capabilities and solidify its revenue growth prospects.

Investors can anticipate comprehensive updates as rigorous tests are conducted to ensure SOLIS’s unparalleled quality and performance. With a laser focus on propelling the SOLIS Solar Cover and the COR battery system into production, Worksport has a strong position in the sustainable automotive solution space. Worksport will keep investors informed regarding this prospective collaboration as panel testing progresses.

About Worksport

Worksport Ltd. (Nasdaq: WKSP; WKSPW), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. For more information, please visit investors.worksport.com.

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For additional information, please contact:

Steven Obadiah

Investor Relations

Worksport Ltd.

T: 1 (888) 554 8789 E: investors@worksport.com W: www.worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.